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                                   EXHIBIT 3.2

                              AMENDED AND RESTATED
                                   BYLAWS OF
                          NETWORK GENERAL CORPORATION


                                    ARTICLE I
                                     OFFICES


     The principal office of the corporation shall be located in the State of California or at such other place or places within or without the United States as the Board of Directors may, from time to time, determine. The Corporation may establish such branch or subsidiary offices in such locations as it shall deem advisable.


                                   ARTICLE II
                             MEETING OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the corporation shall be held within five months after the close of the fiscal year of the corporation, or at such other time as may be established by the directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time only by the Board of Directors or by the President, or as otherwise required under the provisions of the General Corporation Law of the State of Delaware.

     SECTION 3. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

     SECTION 4.  NOTICE OF MEETINGS.

          (a) Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement


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to that effect.  If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the corporation, unless he shall have previously filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

          (b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

     SECTION 5.  QUORUM.

          (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendment thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record a majority of the total number of shares of the corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

          (b) Despite the absence of a quorum at any annual or special meeting of stockholders, the chairman of the meeting or the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting to another date, place or time. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called as if a quorum had been present.

     SECTION 6.  VOTING.

          (a) Except as otherwise provided by statute, by these Bylaws or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the stockholders, shall be determined by a majority of votes cast affirmatively or negatively at a meeting of stockholders by the holders of shares entitled to vote thereon.

          (b) Except as otherwise provided by statute, or these Bylaws or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the corporation.

          (c) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No stockholder may


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authorize more than one proxy for his shares and no proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be submitted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a
complete reproduction of the entire original writing or transmission.   Such
instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the corporation.

          (d) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     SECTION 7. CONDUCT OF THE STOCKHOLDERS' MEETING. At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, the President of the corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at any stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 6 of
Article II of these Bylaws to act by proxy, and officers of the corporation.

     SECTION 8. CONDUCT OF BUSINESS. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to


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take part.  The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 8 and Section 9, below. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, in accordance with the provisions of this Section 8 and Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 9. NOTICE OF STOCKHOLDER BUSINESS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the President, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or (d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.


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     SECTION 10.  STOCK LIST.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                  ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1.  NUMBER, ELECTION AND TERM OF OFFICE.

          (a) The number of directors shall initially be five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the annual meeting of stockholders held in 1991, the term of office of the second class to expire at the annual meeting of stockholders held in 1992 and the term of office of the third class to expire at the annual meeting of stockholders held in 1993. At each annual meeting of stockholders following such initial classification and election, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

          (b) Except as may otherwise be provided herein, in the Certificate of Incorporation or as otherwise provided by law, the members of the Board of Directors of the corporation, who need not be stockholders, shall be elected by a plurality of the votes cast at a meeting of stockholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

     SECTION 2. DUTIES AND POWERS. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the corporation, and may exercise all powers of the corporation, except as are in the Certificate of Incorporation or these Bylaws or by statute expressly conferred upon or reserved to the stockholders.


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     SECTION 3.  ANNUAL AND REGULAR MEETINGS; NOTICE.

          (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

          (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

          (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limits, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

     SECTION 4.  SPECIAL MEETINGS; NOTICE.

          (a) Special meetings of the Board of Directors shall be held whenever called by the Chairman or the President or by any two or more directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

          (b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telex or telecopy, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

          (c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

     SECTION 5. CHAIRMAN OF MEETINGS. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside as Chairman. If there shall be no Chairman of the Board, or he shall be absent, then the President of the corporation, if any and if present, shall preside. If there shall be no President, or he shall be absent, then a Chairman chosen by the directors shall preside.

     SECTION 6.  QUORUM AND ADJOURNMENTS.


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          (a)  At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.

          (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

     SECTION 7.  MANNER OF ACTING.

          (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

          (b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     SECTION 8. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors occurring by reason of any increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, may be filled for the unexpired portion of the term only by a majority vote of the remaining directors, although less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 9. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 10. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.



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     SECTION 11.  SALARY.  No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 12.  CONTRACTS.

          (a) No contract or other transaction between this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

          (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     SECTION 13. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

     SECTION 14. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the corporation's principal executive offices not less than 120 calendar days in advance of the date that the corporation's (or the corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the


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date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 14 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 14 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 14, such nomination shall be void; provided, however, that nothing in this Section 14 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.


                                   ARTICLE IV
                                    OFFICERS

     SECTION 1.  NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE.

          (a) The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and one or more Vice Presidents. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and such other officers, as the Board of


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Directors may from time to time deem advisable.  Any officer may be, but is not required to be, a director of the corporation. Any two or more offices may be held by the same person.

          (b) The officers of the corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

          (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

     SECTION 2. RESIGNATION. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the Chairman, President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

     SECTION 4. VACANCIES. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

     SECTION 5. DUTIES OF OFFICERS. Officers of the corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors. Unless otherwise determined by a resolution of the Board of Directors, the President shall be the chief executive officer of the corporation.

     SECTION 6. SURETIES AND BONDS. In case the Board of Directors so shall require, any officer, employee or agent of the corporation shall execute a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

     SECTION 7. SHARES OF OTHER CORPORATIONS. Whenever the corporation is the holder of shares of any other corporation, any right or power of the corporation as such stockholder (including the attendance, acting and voting at stockholders meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the corporation by the Chairman of the Board, President, any Vice President, or such other person as the Board of Directors may authorize.


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                                    ARTICLE V
                                 SHARES OF STOCK

     SECTION 1.  CERTIFICATE OF STOCK.

          (a) The certificates representing shares of the corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

          (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

          (c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

     SECTION 2. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of the corporation shall immediately notify the corporation of any loss or destruction of the certificate representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

     SECTION 3.  TRANSFERS OF SHARES.

          (a) Transfers of shares of the corporation shall be made in the share records of the corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the corporation or its agents may require.


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


          (b) The corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     SECTION 4. RECORD DATE. In lieu of closing the share records of the corporation, the Board of Directors may fix, in advance, a date not exceeding sixty days, nor less than ten days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


                                   ARTICLE VI
                                   DIVIDENDS

     Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts and at such time or times as the Board Directors may determine.


                                   ARTICLE VII
                                   FISCAL YEAR

     The fiscal year of the corporation shall end on March 31, unless otherwise fixed by the Board of Directors from time to time, subject to applicable law.


                                  ARTICLE VIII
                                 CORPORATE SEAL

     The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


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




                                   ARTICLE IX
                                   AMENDMENTS

     The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. Any adoption, amendment or repeal of Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation. In addition to any vote of the holders of any class or series of stock of this corporation required by law or by these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the voting power of all of then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the corporation.


                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or any hereafter be amended, (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of this or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article X, the corporation shall indemnify any such person seeking indemnity in connection with such an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition including expenses


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


relating to obtaining a determination that such officers and directors are entitled to indemnification; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquired under any statute, provisions of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided for in this
Article X.

     SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss,


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


whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.

     SECTION 6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provisions of this Article X by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer or former director or former officer of the corporation existing at the time of such amendment, repeal or modification.

     SECTION 7. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee and agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extend permitted by applicable law.



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




                            CERTIFICATE OF SECRETARY

     I, hereby certify:

     That I am the duly elected and acting Secretary of Network General Corporation, a Delaware corporation; and

     That the foregoing Bylaws comprising fifteen (15) pages, constitute the Bylaws of said corporation as duly amended by the Board of Directors on April 28, 1995 and effective August 18, 1995.

     IN WITNESS WHERE, I have hereunder subscribed my name and affixed the seal of said cooperation this 19th day of August, 1995.


                              /s/ JAMES T. RICHARDSON
                              ------------------------
                              James T. Richardson



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